UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 3, 2021

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	( I.R.S. Employer Identification No.)

8145 Blazer Drive
Wilmington, DE 19808
(Address of Principal executive offices)
(Zip Code)

(302) 995-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 8.01. Other Events.

Proposed Notes Offering

On August 3, 2021, Ashland Global Holdings Inc. (“Ashland”) announced that its indirect, wholly owned subsidiary, Ashland LLC, has commenced a proposed offering (the “Notes Offering”) of $450 million aggregate principal amount of senior notes (the “Notes”). The Notes will be senior unsecured obligations of Ashland LLC.

The Notes will initially be guaranteed on an unsecured basis by Ashland (the “Guarantee”).

Ashland intends to use the net proceeds of the Notes Offering (after deducting initial purchasers’ discounts and other fees and expenses) to redeem its outstanding 4.750% Senior Notes due 2022 and pay any premiums, penalties, fees and expenses associated therewith (the “Refinancing”), with any remaining net proceeds to be held as cash on the balance sheet and used for general corporate purposes, which may include working capital and capital expenditures and repayment of indebtedness.

The Notes will be offered in the United States to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the Guarantee have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons without registration under the Securities Act or the securities laws of any other jurisdiction or an applicable exemption from the registration requirements.

A copy of the news release announcing the commencement of the Notes Offering is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
(d)	Exhibits
99.1	News Release relating to the Notes Offering dated August 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Form 8-K contains forward-looking statements.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual report to shareholders, quarterly reports and other filings with the SEC, news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances.  These statements include, but may not be limited to, statements about the potential Notes Offering and the use of proceeds therefrom, including in connection with the Refinancing. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on Ashland’s business and operations is uncertain. Factors that will influence the impact on Ashland’s business and operations include, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Form 8-K whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

August 3, 2021	/s/ J. Kevin Willis
J. Kevin Willis
Senior Vice President and Chief Financial Officer